UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (date of earliest event reported): December 23, 2005
SUN NEW MEDIA INC.
(Exact name of registrant as specified in its charter)

Minnesota	000-26347	410985135
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
P.O. Box 297
1142 South Diamond Bar Boulevard
Diamond Bar, California 91765
(Address of principal executive offices)
Registrant’s telephone number, including area code:
1-888-865-0901 ext. 322
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EXHIBIT 2.1
EXHIBIT 99.1

Item 1.01 Entry into a Material Definitive Agreement.
     On December 23, 2005, Sun New Media Inc. (“SNMI”) entered into a Supplementary Pooling Agreement (the “Pooling Agreement”) with Fidelity Transfer Company, as trustee, Sun Media Investment Holdings Ltd. (“SMIH”) and Capital Alliance Group Inc. (“CAG”). Pursuant to the Pooling Agreement, SMIH will be entitled to release 22,000,000 of the 50,000,000 shares of SNMI common stock held by SMIH and CAG will be entitled to release 3,135,000 of the 7,125,000 shares of SNMI common stock held by CAG from the Pooling Agreement dated September 18, 2005 (the “Original Pooling Agreement”) and certain provisions in the Original Pooling Agreement will be amended accordingly.
     All of the shares released under the Pooling Agreement will remain restricted in accordance with Rule 144, promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended. Such shares may not be sold in the U.S. public market pursuant to Rule 144 prior to September 18, 2006 and then thereafter will remain subject to the rules and limitations of Rule 144. The transaction was completed on December 23, 2005.
     The Pooling Agreement is attached hereto as Exhibit 2.1 and a copy of the press release is attached hereto as Exhibit 99.1.
Item 9.01     Financial Statements and Exhibits
(c)     Exhibits

Exhibit No.	Description

2.1	Supplementary Pooling Agreement dated December 23, 2005 among Sun New Media Inc., Fidelity Transfer Company, as Trustee, Sun Media Investment Holdings Ltd. and Capital Alliance Group Inc.
99.1	Press Release dated December 23, 2005

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 25, 2005
SUN NEW MEDIA INC.
	By:	/s/ Clarence Lo
Clarence Lo, Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description

2.1	Supplementary Pooling Agreement dated December 23, 2005 among Sun New Media Inc., Fidelity Transfer Company, as Trustee, Sun Media Investment Holdings Ltd. and Capital Alliance Group Inc.
99.1	Press Release dated December 23, 2005